PRESS RELEASE


                                          Contact Information
                                          Karen Chrosniak
                                          Jim Brown
                                          Adelphia Communications

                                          Karen Chrosniak
                                          Ed Babcock
                                          Adelphia Business Solutions
                                          877-496-6704

FOR IMMEDIATE RELEASE:


      ADELPHIA BUSINESS SOLUTIONS ANNOUNCES SIGNIFICANT CAPITAL SPENDING REDUCTIONS, $125 MILLION PLANNED ASSET SALES TO ADELPHIA COMMUNICATIONS, ITS
                PARENT COMPANY, AND REVISED FINANCIAL GUIDANCE

- Company announces capital spending reductions of $210 million through 2002 with additional annual capital spending reductions of $120 million per year thereafter;

-  Adelphia expected to buy $125 million in CLEC assets during 2001;

- Company estimates reduction in unfunded free cash flow deficit to a pro forma range of $80 million to $280 million for period 7/01/01 through 12/31/03.

                       Coudersport, PA - September 5, 2001

John J. Rigas, Chairman of Adelphia Communications Corporation ('Adelphia') (NASDAQ NNM: ADLAC) and Adelphia Business Solutions, Inc. ('ABS') (NASDAQ NNM:
ABIZ) announced today revised guidance based on several changes to the ABS business plan. Mr. Rigas announced that ABS will further reduce capital spending. ABS is now planning to reduce capital spending for the remainder of 2001 by $25 million, during 2002 from $420 million to $235 million and during 2003 and thereafter from $320 million per year to $200 million per year. The planned reduction in capital spending results from decreased spending on long haul fiber, eliminating further investment in approximately 10 of its markets and redeploying existing assets in those markets to its other markets, reductions in the further expansion of local fiber rings, decreases in prices for equipment purchases and the impact of the sale of assets to Adelphia. Table 1 details these reductions:

Table 1
($ in millions)
                                    Second Half       2003 and
                                  2001       2002    Thereafter
                               ---------------------------------
Reduction in Long Haul Fiber    $    -     $  (40)    $  (25)
Discontinued Markets               (10)       (70)       (35)
Local Fiber Rings                    -        (40)       (30)
Price Reductions                   (10)       (25)       (20)
Asset Sales                         (5)       (10)       (10)
                               ---------------------------------

Total Reductions                $  (25)    $ (185)    $ (120)
                               =================================



Mr. Rigas also announced that ABS and Adelphia intend to complete sales by ABS of $125 million of assets to Adelphia. These sales will be subject to definitive documentation and the receipt of a fairness opinion by the Board of Directors of ABS. The companies expect to complete these sales by or shortly after September 30, 2001.

Mr. Rigas commented "We believe that the ABS facilities based business plan is substantially differentiated from the broad category of CLECs generally. Even with the planned reductions, we also believe Adelphia Business Solutions has more local fiber deployed in the aggregate than virtually any non-incumbent LEC, which we continue to feel is a significant competitive advantage as compared to other CLECs.

It is also fortunate that virtually all of our core infrastructure capital has been deployed in the markets in which we are proceeding and that the capital spending savings associated with our new business plan are for activities that were not expected to generate meaningful EBITDA until after 2003. Furthermore, ABS now expects to be free cash flow positive in the first half of 2004. These cuts, combined with the $125 million to be raised from the announced asset sales plus the expected completion of a $300 million to $500 million bank credit facility will cut our previously expected unfunded free cash flow deficit from June 30, 2001 through the end of 2003 from approximately $1.1 billion to approximately $80 million to $280 million. We expect our continued success in increasing EBITDA will allow us to secure additional funding during 2002, either through additional assets sales or bank debt to finance the remaining unfunded deficit."

Table 2 below compares Adelphia Business Solutions' previously announced forward financial guidance with new guidance reflecting the activity associated with today's announcements:

Table 2
($ in millions, except for EBITDA margin)

                                    Second Half
                                        2001       2002     2003          Total
                                    -------------------------------------------
Previous Guidance
-----------------
Gross Revenue                            251        725    1,085         2,061
EBITDA                                     7        107      285           399
EBITDA Margin                            2.8%      14.8%    26.3%         19.4%
Capital Spending                         220        420      320           960
Cash Interest Expense                    100        205      240           545
Free Cash Flow                          (313)      (518)    (275)       (1,106)

Estimated Impact of Capital Spending Reductions
-----------------------------------------------
Gross Revenue                              -        (95)    (180)         (275)
EBITDA                                     -        (15)     (18)          (33)
EBITDA Margin                                      15.8%    10.0%         12.0%
Capital Spending                         (20)      (175)    (110)         (305)
Cash Interest Expense                      -        (10)     (25)          (35)
Free Cash Flow                            20        170      117           307

Estimated Impact of Asset Sales Pro Forma as of 7/1/2001
--------------------------------------------------------
Gross Revenue                            (18)       (43)     (55)         (116)
EBITDA                                    (6)       (17)     (23)          (46)
EBITDA Margin                           33.3%      39.0%    41.0%         39.7%
Capital Spending                          (5)       (10)     (10)          (25)
Cash Interest Expense                     (4)       (14)     (12)          (30)
Free Cash Flow                             3          7       (1)            9

Revised Guidance
----------------
Gross Revenue                            233        587      850         1,670
EBITDA                                     1         75      244           320
EBITDA Margin                            0.5%      12.8%    28.7%         19.2%
Capital Spending                         195        235      200           630
Cash Interest Expense                     96        181      203           480
Free Cash Flow                          (290)      (341)    (159)         (790)
Liquidity at June 30, 2001                                                  85
Proceeds from Anticipated Bank Financing                            300 to 500
Proceeds from Asset Sales to Adelphia                                      125
Unfunded Free Cash Flow                                           (280) to (80)

Note: Free cash flow as discussed in this press release is defined as earnings before interest, taxes, depreciation and amortization ('EBITDA') minus cash interest expense and capital expenditures.

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth largest cable television company in the country. For more information on Adelphia Communications Corporation, or to review an electronic version of this press release, please visit Adelphia's web site at http://www.adelphia.com. Adelphia Business Solutions is a majority owned subsidiary of Adelphia Communications Corporation that provides integrated communications services to business customers through its state-of-the-art fiber optic communications network. ABS has substantially completed the construction of its fully redundant, 14,000-mile long-haul fiber optic network in the eastern-half of the United States which, combined with an estimated 10,000 local fiber route miles in its operating markets, will support ABS's full line of communication service offerings, including local and long distance voice services, messaging, high-speed data and internet services. For more information on Adelphia Business Solutions, or to review an electronic version of this press release, please visit its web site at http://www.adelphia-abs.com.

The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in Adelphia's and Adelphia Business Solution's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic and business conditions, acquisitions and divestitures, growth and expansion risks, the availability and cost of capital, government and regulatory policies and developments, the pricing and availability of equipment, materials, inventories and programming, product acceptance, the ability to construct, expand and upgrade cable systems, fiber optic networks and related facilities, risks associated with reliance on the performance and financial condition of vendors and customers, the ability of the companies to execute on their business plans and to market services to existing and new customers, dependence on customers and their spending patterns, technological developments and changes in the competitive environment in which we operate. Additional information regarding factors that may affect the business and financial results of Adelphia and Adelphia Business Solutions can be found in their most recent Quarterly Reports on Form 10-Q filed with the Securities Exchange Commission and their respective Form 10-Ks for the year ended December 31, 2000, as well as in the prospectus and most recent prospectus supplement filed under Registration Statement Nos. 333-64224 and 333-11142 (formerly No. 333-88927), under the sections entitled "Risk Factors" contained therein. Neither company undertakes to update any forward-looking statements in this press release or with respect to matters described herein.